Exhibit 1.3

                                 945,875 Shares
                   (subject to increase up to 1,087,756 shares
                      in the event of an oversubscription)


                         FLATBUSH FEDERAL BANCORP, INC.
             (a federally chartered mid-tier stock holding company)


                                  Common Stock
                           (par value $0.01 per share)


                                AGENCY AGREEMENT

                                                   ______________ , 2003


SANDLER O'NEILL & PARTNERS, L.P.

919 Third Avenue, 6th Floor
New York, New York 10022

Ladies and Gentlemen:

         Flatbush Federal Bancorp, Inc., a federally chartered mid-tier stock holding company in formation (the "Company"), Flatbush Federal Bancorp, MHC, a federally chartered mutual holding company in formation (the "MHC") and Flatbush Federal Savings and Loan Association of Brooklyn, a federal savings and loan association (the "Bank"), hereby confirm their agreement with Sandler O'Neill & Partners, L.P. ("Sandler O'Neill" or the "Agent") with respect to the offer and sale by the Company of 945,875 shares (subject to increase up to 1,087,756 shares in the event of an oversubscription) of the Company's common stock, par value $0.01 per share (the "Common Stock"). The shares of Common Stock to be sold by the Company are hereinafter called the "Securities."

         The Securities are being offered for sale in accordance with the plan of conversion (the "Plan") adopted by the Board of Directors of the Bank pursuant to which the Bank intends to reorganize from a federally chartered mutual savings and loan association to a federally chartered stock savings bank in the federal mutual holding company form of ownership and issue all of its stock to the Company. As of the date hereof, the Company and the MHC are in formation. Pursuant to the Plan, the Company is offering in a subscription offering by way of nontransferable subscription rights, Common Stock for a purchase price of $8.00 per share in descending order of priority to: (i) depositors who had accounts at the Bank with aggregate balances of at least $50 at March 31, 2002; (ii) the Bank's tax qualified employee benefit plans, including the Employee Stock Ownership Plan and Trust (the "ESOP") (collectively, the "Employee Plans"); (iii) depositors who had accounts at the Bank with aggregate balances of at least $50 on June 30, 2003; and (iv) other depositors and borrower members of the Bank on [voting record date], 2003 (the "Subscription Offering"). To the extent Securities are not subscribed for in the Subscription Offering, such Securities may be offered to certain members of the general public, with preference given to certain natural persons residing in the counties in which the Bank's offices are located, in a direct community offering (the "Community Offering" and together with the Subscription Offering, as each may be extended or reopened from time to time, the "Subscription and Community Offering") to be commenced concurrently with, during or promptly after the Subscription Offering. It is currently anticipated by the Bank, the Company and the MHC that any Securities not subscribed for in the Subscription and Community Offering will be offered, subject to Section 2 hereof, in a syndicated community offering (the "Syndicated Community Offering"). The Subscription and Community Offering and the Syndicated Community Offering are hereinafter referred to collectively as the "Offerings," and the conversion of the Bank from mutual to stock form, the formation of the Company and the MHC, the acquisition of the capital stock of the Bank by the Company, the acquisition of the majority of the Company's stock by the MHC and the Offerings are hereinafter referred to collectively as the "Reorganization." It is acknowledged that the price of the Securities may be decreased and the number of Securities to be sold in the Reorganization may be increased or decreased as described in the Prospectus (as hereinafter defined). If the number of Securities is increased or decreased in accordance with the Plan, the term "Securities" shall mean such greater or lesser number, where applicable. In the event that a holding company form of organization is not utilized, all pertinent terms of this Agreement will apply to the conversion of the Bank from the mutual to stock form of organization and the sale of the Bank's common stock.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (No. 333-106557), including a related prospectus, for the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the "Securities Act Regulations")), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription and Community Offering or the Syndicated Community Offering which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

         Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Subscription and Community Offering. Such prospectus contains information with respect to the Bank, the Company, the MHC and the Common Stock.

         SECTION 1. REPRESENTATIONS AND WARRANTIES.

         (a) The Company, the Bank and the MHC jointly and severally represent and warrant to the Agent as of the date hereof as follows:

                  (i) The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company, the Bank and the MHC, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof does not and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the "Agent Information," which the Company, the Bank and the MHC acknowledge appears only in the fifth sentence of the first paragraph of the section captioned "Market for the Common Stock" and the second paragraph of the section captioned "The Reorganization and the Stock Offering - Plan of Distribution and Marketing Arrangements" of the Prospectus).

                  (ii) The Company has filed with the Department of the Treasury, Office of Thrift Supervision (the "OTS") the Company's application for approval of its acquisition of the Bank (the "Holding Company Application") on Form H-(e)1 promulgated under the savings and loan holding company provisions of the Home Owners' Loan Act, as amended ("HOLA") and the regulations promulgated thereunder. The Company has received written notice from the OTS of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the OTS. At the date of such approval and at the Closing Time referred to in Section 2, the Holding Company Application complied and will comply in all material respects with the applicable provisions of HOLA and the regulations promulgated thereunder.

                  (iii) Pursuant to the rules and regulations of the OTS governing the reorganization of federally chartered mutual savings and loan associations into the mutual holding company form of ownership (the "MHC Regulations"), the Bank has filed with the OTS a Notice of Mutual Holding Company Reorganization on Form MHC-1 and an Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company on Form MHC-2, and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the "MHC Application"), including copies of the Bank's Proxy Statement, dated ______________, 2003, relating to the Reorganization (the "Proxy Statement"), and the Prospectus. The OTS has, by letter dated __________, 2003, approved the MHC Application, including the Proxy Statement and Prospectus, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the OTS. At the date of such approval and at the Closing Time referred to in Section 2, the MHC Application complied and will comply in all material respects with the applicable provisions of the MHC Regulations.

                  (iv) At the time of their use, the Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the MHC Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company, the Bank and the MHC will promptly file the Prospectus and any supplemental sales literature with the Commission and the OTS. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the MHC Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OTS for use in final form.

                  (v) Neither the SEC nor the OTS has, by order or otherwise, prevented or suspended the use of the Prospectus or any supplemental sales literature authorized by the Company, the Bank or the MHC for use in connection with the Offerings.

                  (vi) At the Closing Time referred to in Section 2, the Company, the Bank and the MHC will have completed the conditions precedent to the Reorganization in accordance with the Plan, the applicable MHC Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Reorganization imposed upon the Company, the Bank or the MHC by the OTS, or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Reorganization.

                  (vii) R.P. Financial, which prepared the valuation of the Bank as part of the Reorganization, has advised the Company, the MHC and the Bank in writing that it satisfies all requirements for an appraiser set forth in the MHC Regulations and any interpretations or guidelines issued by the OTS with respect thereto. ___________, which prepared the opinion filed as Exhibit ___ of the MHC Application as required by the MHC Regulations, satisfies all requirements for an "independent executive compensation expert" within the meaning of the MHC Regulations.

                  (viii) The accountants who certified the consolidated financial statements and supporting schedules of the Bank included in the Registration Statement have advised the Company, the Bank and the MHC in writing that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the "AICPA"), and such accountants are, with respect to the Company, the Bank and each subsidiary of the Bank and the MHC, independent certified public accountants as required by the Securities Act and the Securities Act Regulations.

                  (ix) The only direct and indirect subsidiary of the Bank is Flatbush Real Estate Investment Trust, Inc. (the "Subsidiary").

                  (x) The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of the Company, the Bank, the Subsidiary, and the MHC at the dates indicated and the results of operations, retained earnings and cash flows for the periods specified, and comply as to form in all material respects with the applicable accounting requirements of the Securities Act Regulations and the MHC Regulations; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein.

                  (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Bank, the Subsidiary and the MHC, considered as one enterprise, whether or not arising in the ordinary course of business consistent with past practice, and (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by the Company, the Bank, the Subsidiary or the MHC, other than those in the ordinary course of business consistent with past practice, which are material with respect to the Company, the Bank, the Subsidiary and the MHC, considered as one enterprise.

                  (xii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the United States with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs or prospects of the Company, the Bank, the Subsidiary and the MHC, considered as one enterprise. The Company is a registered savings and loan holding company under HOLA.

                  (xiii) The MHC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the United States of America with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the MHC is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the Bank, the Subsidiary and the MHC, considered as one enterprise. The MHC is a registered savings and loan holding company under HOLA.

                  (xiv) Upon consummation of the Reorganization, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); no shares of Common Stock or other capital stock of the Company have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; at the time of Reorganization, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and non-assessable; the terms and provisions of the Common Stock and the capital stock of the Company conform to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock conform to the requirements of applicable law and regulations; and the issuance of the Securities is not subject to preemptive or other similar rights.

                  (xv) As of the Closing Time referred to in Section 2, the MHC will not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

                  (xvi) The Bank, as of the date hereof, is a federally chartered savings and loan association in mutual form and upon consummation of the Reorganization will be a federally chartered savings and loan association in stock form, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company, the Bank, the Subsidiary and the MHC have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Holding Company Application and the MHC Application, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank, the Subsidiary and the MHC considered as one enterprise; all such licenses, permits and other governmental authorizations are in full force and effect and the Company, the Bank, the Subsidiary and the MHC are in all material respects in compliance therewith; neither the Company, the Bank, the Subsidiary nor the MHC has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank, the Subsidiary and the MHC, considered as one enterprise; and the Bank is validly existing and in good standing under the laws of the United States and is qualified to transact business as a foreign corporation in any jurisdiction where the failure to so qualify would have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank, the Subsidiary and the MHC considered as one enterprise.

                  (xvii) The deposit accounts of the Bank are insured by the FDIC up to the applicable limits. Upon consummation of the Reorganization, the liquidation account for the benefit of eligible account holders and supplemental eligible account holders of the Bank will be duly established in accordance with the requirements of the MHC Regulations. The Bank is a "qualified thrift lender" within the meaning of 12 U.S.C. Section 1467a(m).

                  (xviii) Upon consummation of the Reorganization, the authorized capital stock of the Bank will be 9,000,000 shares of common stock, par value $.01 per share (the "Bank Common Stock") and 1,000,000 shares of preferred stock, par value $.01 per share (the "Bank Preferred Stock"), and the issued and outstanding capital stock of the Bank will be [1,000] shares of Bank Common Stock and no shares of the Bank Preferred Stock, and no shares of Bank Common Stock or Bank Preferred Stock have been or will be issued prior to the Closing Time referred to in Section 2; and as of the Closing Time referred to in
         Section 2, all of the issued and outstanding capital stock of the Bank will be duly authorized, validly issued and fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. The shares of Bank Common Stock to be issued to the Company will have been duly authorized for issuance and, when issued and delivered by the Bank pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and as described in the Prospectus, will be duly and validly issued and fully paid and nonassessable, and all such Bank Common Stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; the terms and provisions of the Bank Common Stock and the Bank Preferred Stock conform to all statements relating thereto contained in the Prospectus, and the certificates representing the shares of the Bank Common Stock will conform with the requirements of applicable laws and regulations; and the issuance of the Bank Common Stock is not subject to preemptive or similar rights.

                  (xix) The Subsidiary of the Bank has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank, the Subsidiary and the MHC considered as one enterprise; the activities of the Subsidiary are permitted to subsidiaries of a federally chartered savings and loan association and a savings and loan holding company by the rules, regulations, resolutions and practices of the OTS; all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Bank, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and there are no warrants, options or rights of any kind to acquire shares of capital stock of the Subsidiary.

                  (xx) The Company, the MHC and the Bank have taken all corporate action necessary for them to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company, the MHC and the Bank, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

                  (xxi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of the Company, the Bank, the Subsidiary or the MHC will have (A) issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business consistent with past practice from the same or similar sources and in similar amounts as indicated in the Prospectus, or (B) entered into any transaction or series of transactions which is material in light of the business of the Company, the Bank, the Subsidiary and the MHC, considered as one enterprise, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgaged-backed securities in the ordinary course of business consistent with past practice.

                  (xxii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the "blue sky" or state securities laws of various jurisdictions.

                  (xxiii) Neither the Company, the Bank, the Subsidiary nor the MHC is in violation of its certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws (and the Bank will not be in violation of its charter or bylaws in stock form upon consummation of the Reorganization); and neither the Company, the Bank, the Subsidiary nor the MHC is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank, the Subsidiary or the MHC is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Bank, the Subsidiary or the MHC is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank, the Subsidiary and the MHC considered as one enterprise; and there are no contracts or documents of the Company, the Bank, the Subsidiary or the MHC which are required to be filed as exhibits to the Registration Statement, the MHC Application or the Holding Company Application which have not been so filed.

                  (xxiv) The consummation of the Reorganization, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of the Company, the Bank, the Subsidiary and the MHC and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Bank, the Subsidiary or the MHC pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank, the Subsidiary or the MHC is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Bank, the Subsidiary or the MHC is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank, the Subsidiary and the MHC considered as one enterprise; nor will such action result in any violation of the provisions of the certificate of incorporation, organization certificate, articles of incorporation or charter or by-laws of the Company, the MHC, the Bank or the Subsidiary, or any applicable law, administrative regulation or administrative or court decree.

                  (xxv) No labor dispute with the employees of the Company, the Bank, the Subsidiary or the MHC exists or, to the knowledge of the Company, the MHC or the Bank, is imminent or threatened; and the Company, the Bank and the MHC are not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Bank, the Subsidiary and the MHC considered as one enterprise.

                  (xxvi) Each of the Company, the Bank, the Subsidiary and the MHC have good and marketable title to all properties and assets for which ownership is material to the business of the Company, the Bank, the Subsidiary or the MHC and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, the Bank, the Subsidiary and the MHC considered as one enterprise; and all of the leases and subleases material to the business of the Company, the Bank, the Subsidiary or the MHC under which the Company, the Bank, the Subsidiary or the MHC hold properties, including those described in the Prospectus, are valid and binding agreements of the Company, the Bank, the Subsidiary and the MHC in full force and effect, enforceable in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights or general principles of equity).

                  (xxvii) None of the Company, the MHC, the Bank nor the Subsidiary are in violation of any directive from the Commission, the OTS or any other governmental entity to make any material change in the method of conducting their respective businesses; the Company, the MHC, the Bank and the Subsidiary have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the Commission, the FDIC and the OTS). Neither the Company, the MHC, the Bank nor the Subsidiary is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a "Regulatory Agreement"), nor has the Company, the MHC, the Bank or the Subsidiary been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company, the MHC, the Bank or the Subsidiary which, in the reasonable judgment of the Company, the MHC or the Bank, is expected to result in a material adverse effect on the financial condition, results of operations, or business affairs or prospects of the Company, the Bank, the Subsidiary and the MHC, considered as one enterprise. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company, the Bank, the MHC or the Subsidiary.

                  (xxviii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the MHC or the Bank, threatened, against or affecting the Company, the Bank, the Subsidiary or the MHC which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Bank, the Subsidiary and the MHC considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the Reorganization or the performance of this Agreement; all pending legal or governmental proceedings to which the Company, the Bank, the Subsidiary or the MHC is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement, the Holding Company Application or the MHC Application which have not been so filed.

                  (xxix) The Bank has obtained opinions of its outside legal and tax counsel, Luse Gorman Pomerenk & Schick, P.C., with respect to the legality of the Securities to be issued and the New York state and local income tax and federal income tax consequences of the Reorganization (including franchise tax, sales or use tax, license fee on foreign corporations, stock transfer tax, real property transfer gain tax and real estate transfer tax), copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and neither the Company, the Bank (including the Subsidiary) nor the MHC has taken or will take any action inconsistent therewith.

                  (xxx) The Bank has received a letter from _______ ("____") with respect to the tax consequences of the Reorganization under the laws of the State of New York; the facts and representations upon which such letter is based are truthful, accurate and complete in all material respects; and neither the Bank (including the Subsidiary), the MHC nor the Company has taken or will take any action inconsistent therewith.

                  (xxxi) The Company is not and, upon completion of the Reorganization and the Offerings and sale of the Common Stock and the application of the net proceeds therefrom, will not be, required to be registered under the Investment Company Act of 1940, as amended.

                  (xxxii) All of the loans represented as assets on the most recent consolidated financial statements or consolidated selected financial and other information of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and
         Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the Bank, the Subsidiary and the MHC considered as one enterprise.

                  (xxxiii) To the knowledge of the Company, the MHC and the Bank, with the exception of the intended loan to the Bank's ESOP by the Company to enable the ESOP to purchase shares of Common Stock in an amount of up to 8.0% of the Common Stock issued in the Reorganization, none of the Company, the Bank, the MHC or employees of the Bank have made any payment of funds of the Company, the Bank or the MHC as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

                  (xxxiv) To the knowledge of the Company, there are no affiliations or associations (as such terms are defined by the National Association of Securities Dealers, Inc. ("NASD")) between any member of the NASD and any of the Company's officers or directors.

                  (xxxv) Each of the Company, the Bank, the Subsidiary and the MHC carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties as is customary for companies engaged in similar industries.

                  (xxxvi) The Company, the Bank, the Subsidiary and the MHC each maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxxvii) Each of the Company, the Bank, the Subsidiary and the MHC is in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder. The Bank has established compliance programs to ensure compliance with the requirements of the USA Patriot Act and all applicable regulations promulgated thereunder. The Bank is in compliance in all material respects with the USA Patriot Act and all applicable regulations promulgated thereunder, and there is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best knowledge of the Company, the MHC and the Bank, threatened regarding the Bank's compliance with the USA Patriot Act or any regulations promulgated thereunder.

                  (xxxviii) The Company, the MHC and the Bank have not relied on Agent or its counsel for any legal, tax or accounting advice in connection with the Reorganization.

                  (xxxix) The records of eligible account holders, supplemental eligible account holders, and other depositors are accurate and complete in all material respects.

                  (xl) Each of the Company, the Bank, the Subsidiary and the MHC is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company, the Bank, the Subsidiary or the MHC, respectively, would have any liability; each of the Company, the Bank, the Subsidiary or the MHC has not incurred and does expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company, the Bank, the Subsidiary and the MHC would have any liability that is intended to be qualified under
         Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (xli) None of the Company, the Bank, the Subsidiary nor the MHC nor any properties owned or operated by the Company, the Bank, the Subsidiary or the MHC is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Subsidiary, considered as one enterprise. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company, the MHC, the Bank or the Subsidiary threatened, relating to the liability of any property owned or operated by the Company, the MHC, the Bank or the Subsidiary thereof, under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

                  (xlii) The Company, the MHC, the Bank and the Subsidiary have filed all federal income and state and local franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority. The Company, the MHC and the Bank have no knowledge of any tax deficiency which has been asserted or could be asserted against the Company, the Bank, the Subsidiary or the MHC.

                  (xliii) The Company has received approval, subject to regulatory approval to consummate the Offerings and issuance, to have the Securities quoted on the Over-the-Counter Bulletin Board (the "OTC Bulletin Board") effective as of the Closing Time referred to in Secion 2 hereof.

                  (xliv) The Company has filed a registration statement for the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and such registration statement was declared effective concurrent with the effectiveness of the Registration Statement.

                  (xlv) The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act and will use its best efforts to comply with those provisions of the Sarbanes- Oxley Act that will become effective in the future upon their effectiveness.

                  (b) Any certificate signed by any officer of the Company, the Bank, the Subsidiary or the MHC and delivered to either of the Agent to counsel for the Agent shall be deemed a representation and warranty by the Company, the MHC or the Bank to each Agent and, for purposes of the opinion to be delivered to the Agent pursuant to Section 5(b)(2) hereof, to the counsel fo the Agent as to the matters covered thereby.

         SECTION 2. APPOINTMENT OF SANDLER O'NEILL; SALE AND DELIVERY OF THE SECURITIES; CLOSING.

         On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Sandler O'Neill as its Agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for Securities, in connection with the Company's sale of Common Stock in the Subscription and Community Offering and the Syndicated Community Offering. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O'Neill accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O'Neill pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of any aspect of the Plan or related corporate documents;
(ii) reviewing with the Bank's Board of Directors the independent appraiser's appraisal of the common stock; (iii) reviewing all offering documents, including the Prospectus, stock order form and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Company, the Bank and the MHC and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting the Company, the Bank and the MHC in obtaining all requisite regulatory approvals; (vi) assisting Bank management in preparing for meetings with potential investors and broker-dealers; and (vii) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

         The appointment of the Agent hereunder shall terminate upon the earlier to occur of (a) forty-five (45) days after the last day of the Subscription and Community Offering, unless the Company and the Agent agree in writing to extend such period and the OTS agrees to extend the period of time in which the Securities may be sold, or (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities, or (c) the completion of the Syndicated Community Offering.

         If any of the Securities remain available after the expiration of the Subscription and Community Offering, at the request of the Company, the Bank and the MHC, Sandler O'Neill will seek to form a syndicate of registered brokers or dealers ("Selected Dealers") to assist in the solicitation of purchase orders of such Securities on a best efforts basis, subject to the terms and conditions set forth in a selected dealers' agreement (the "Selected Dealers' Agreement"), substantially in the form set forth in Exhibit A to this Agreement. Sandler O'Neill will endeavor to limit the aggregate fees to be paid by the Company, the Bank and the MHC under any such Selected Dealers' Agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to Sander O'Neill and Selected Dealers shall not exceed 7% of the actual purchase price of the Securities sold by such Selected Dealers. Sander O'Neill will endeavor to distribute the Securities among the Selected Dealers in a fashion which best meets the distribution objective of the Company and the requirements of the Plan and applicable law, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall Sandler O'Neill be obligated to act as a Selected Dealer or to take or purchase any Securities.

         In the event the Company is unable to sell at least the total minimum of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company, the Bank and the MHC as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

         If at least the total minimum of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of Luse Gorman Pomerenk & Schick, P.C., at 10:00 a.m., local time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate.

The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the "Closing Time."

         The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities.

         In addition to the reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

                  (a) a financial advisory fee of $200,000 if the Reorganization and Offering are consummated; and

                  (b) with respect to any Securities sold by an NASD member firm (including Sandler O'Neill) under the Selected Dealers' Agreement in the Syndicated Community Offering, (i) the compensation payable to Selected Dealers under any Selected Dealers' Agreement, (ii) any sponsoring dealer's fees, and (iii) a management fee to Sandler O'Neill referred to in paragraph (a) above. Any fees payable to Sandler O'Neill and other NASD member firms in the Syndicated Community Offering for Securities sold by Sandler O'Neill or such firms under any such agreement shall be limited to an aggregate of seven percent (7%) of the actual purchase price of such Securities.

         If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Reorganization is terminated by the Company, no fee shall be payable by the Company to Sandler O'Neill; however, the Company shall reimburse the Agent for all of its reasonable out-of-pocket expenses incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent in accordance with the provisions of
Section 4 hereof.

         All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be. In recognition of the long lead times involved in the conversion process, the Bank has made an advance payment to the Agent in the amount of $25,000, which shall be credited against any fees or reimbursement of expenses payable hereunder.

         SECTION 3. COVENANTS OF THE COMPANY. The Company and the Bank covenant with the Agent as follows:

                  (a) The Company, the Bank and the MHC will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the MHC Application, the Holding Company Application and the Proxy Statement as may hereafter be required by the Securities Act Regulations or the MHC Regulations or as may hereafter be requested by the Agent. Following completion of the Subscription and Community Offering, in the event of a Syndicated Community Offering, the Company, the Bank and the MHC will (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of theSubscription and Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424 of the Securities Act Regulations, in either case in a form acceptable to the Agent. The Company, the Bank and the MHC will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the MHC Application and the Holding Company Application, (ii) of the receipt of any comments from the OTS or the Commission with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission or the OTS for any amendment to the Registration Statement, the MHC Application or the Holding Company Application or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the OTS of any order suspending the Offerings or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company, the Bank and the MHC will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) The Company, the Bank and the MHC will give the Agent notice of its intention to file or prepare any amendment to the MHC Application, the Holding Company Application or Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Syndicated Community Offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

                  (c) The Company, the Bank and the MHC will deliver to the Agent as many signed copies and as many conformed copies of the MHC Application, the Holding Company Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

                  (d) During the period when the Prospectus is required to be delivered, the Company, the Bank and the MHC will comply, at their own expense, with all requirements imposed upon them by the OTS, by the applicable MHC Regulations, as from time to time in force, and by the Securities Act, the Securities Act Regulations, the Securities Exchange

         Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

                  (e) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company, the Bank and the MHC will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company, the Bank and the MHC will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company, the Bank and the MHC will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

                  (f) The Company, the Bank and the MHC will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the MHC Regulations may require and as the Agent and the Company have agreed; provided, however, that the Company, the Bank and the MHC shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company, the Bank and the MHC will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

                  (g) The Company authorizes Sandler O'Neill and any Selected Dealers to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offerings will be made (the "Blue Sky Survey").

                  (h) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                  (i) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders' equity and cash flows, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company, the MHC, the Bank and the Subsidiary for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

                  (j) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request.

                  (k) The Company, the Bank and the MHC will conduct the Reorganization in all material respects in accordance with the Plan, the MHC Regulations and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the Reorganization imposed upon the Company, the Bank or the MHC by the OTS.

                  (l) The Company, the Bank and the MHC will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "How we Intend to Use the Proceeds."

                  (m) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the Securities Act Regulations, if such report or substantially similar report is required by the SEC.

                  (n) The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years and will comply in all material respects with its filing obligations under the Exchange Act. The Company will file with the Nasdaq Stock Market all documents and notices required by the Nasdaq Stock Market of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq Stock Market.

                  (o) The Company, the Bank and the MHC will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the National Association of Securities Dealers, Inc.'s "Interpretation Relating to Free-Riding and Withholding."

                  (p) Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities for a period of 180 days following the Closing Time.

                  (q) During the period beginning on the date hereof and ending on the later of the fifth anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7, respectively, neither the Company, the Bank nor the MHC shall, without the prior written consent of the Agent, take or permit to be taken any action that could result in the Bank Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance; provided, however, that this covenant shall be null and void if the Board of Governors of the Federal Reserve System, by regulation, policy statement or interpretive release, or by written order or written advice addressed to the Bank or the Agent specifically addressing the provisions of Section 6(a) hereof, permits indemnification of the Agent by the Bank as contemplated by such provisions.

                  (r) The Company, the MHC and the Bank will comply with the conditions imposed by or agreed to with the OTS in connection with its approval of the Holding Company Application and the MHC Application.

                  (s) During the period ending on the first anniversary of the Closing Time, the Bank will comply with all applicable law and regulation necessary for the Bank to continue to be a "qualified thrift lender" within the meaning of 12 U.S.C. Section 1467a(m).

                  (t) The Company shall not deliver the Securities until the Company, the Bank and the MHC have satisfied each condition set forth in Section 5 hereof, unless such condition is waived by the Agent.

                  (u) The Company, the Bank or the MHC will furnish to Sandler O'Neill as early as practicable prior to the Closing Date, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Bank and the Subsidiary which have been read by Radics & Co., LLC, as stated in their letters to be furnished pursuant to subsections (f) and
         (g) of Section 5 hereof.

                  (v) Each of the Company, the MHC and the Bank will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission and the OTS.

                  (w) The Bank will not amend the Plan in any manner that would affect the sale of the Securities or the terms of this Agreement.

                  (x) The Company, the MHC and the Bank will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

                  (y) The Company, the MHC and the Bank will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 5 hereof.

                  (z) The Company, the MHC and the Bank will provide the Agent with any information necessary to carry out the allocation of the Securities in the event of an oversubscription, and such information will be accurate and reliable in all material respects.

                  (aa) The Company, the MHC and the Bank will notify the Agent when funds have been received for the minimum number of Securities set forth in the Prospectus.

         SECTION 4. PAYMENT OF EXPENSES. The Company, the Bank and the MHC jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, (ii) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offerings, (iv) the fees and disbursements of the Company's and the Bank's and the MHC's counsel, accountants appraiser and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent, (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey and (viii) the fees and expenses incurred in connection with the quotation of the Securities on the OTC. In the event the Agent incurs any such fees and expenses on behalf of the Bank, the Company or the MHC, the Bank will reimburse the Agent for such fees and expenses whether or not the Conversion is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Bank, the Company or the MHC pursuant to this Section without the prior approval of the Bank.

         The Company, the Bank and the MHC jointly and severally agree to pay certain expenses incident to the performance of the Agent's obligations under this Agreement, regardless of whether the Conversion is consummated, including
(i) the filing fees paid or incurred by the Agent in connection with all filings with the National Association of Securities Dealers, Inc. and (ii) all reasonable out of pocket expenses incurred by the Agent relating to the Offerings, including, without limitation, advertising, promotional, syndication and travel expenses and fees and expenses of the Agent's counsel, up to a maximum of $50,000 with respect to the expenses contemplated by this clause
(ii); provided, however, that the Agent shall document the expenses contemplated by clause (ii) to the reasonable satisfaction of the Bank. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this
Section 4 shall be due and payable upon receipt by the Company, the Bank or the MHC of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

         SECTION 5. CONDITIONS OF AGENT'S OBLIGATIONS. The Company, the Bank, the MHC and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company, the Bank and the MHC herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company, the Bank and the MHC made pursuant to the provisions hereof, to the performance by the Company, the Bank and the MHC of their obligations hereunder, and to the following further conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no order suspending the Offerings or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the OTS and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

                  (b) At Closing Time, the Agent shall have received:

                           (1) The favorable opinion, dated as of Closing Time, of Luse Gorman Pomerenk & Schick, P.C., counsel for the Company, the Bank and the MHC, in form and substance satisfactory to counsel for the Agent, to the effect that:

                           (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the United States of America as a federally chartered mid-tier holding company.

                           (ii) The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement.

                           (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and in each other jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations, business affairs or prospects of the Company, the Bank, the Subsidiary and the MHC, considered as one enterprise. The Company is a registered savings and loan holding company under HOLA.

                           (iv) Upon consummation of the Reorganization, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under "Capitalization" and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time.

                           (v) The Securities have been duly and validly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and non-assessable.

                           (vi) The issuance of the Securities is not subject to preemptive or other similar rights arising by operation of law or, to the best of their knowledge and information, otherwise.

                           (vii) Upon completion of the Reorganization, the issuance of the Securities will be in compliance with all conditions imposed upon the Company, the MHC and the Bank and by the OTS under the terms of their written approval or notice of intention not to object, as applicable.

                           (viii) The Bank has been at all times since __________ and prior to the Closing Time duly organized, and is validly existing and in good standing under the laws of the United States of America as a federally chartered savings and loan association of mutual form, and, at Closing Time, has become duly organized, validly existing and in good standing under the laws of the United States of America as a federally chartered savings and loan association of stock form, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations, business affairs or prospects of the Bank..

                           (ix) The Bank is a member in good standing of the Federal Home Loan Bank of New York and the deposit accounts of the Bank are insured by the FDIC up to the applicable limits.

                           (x) The Subsidiary of the Bank has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and the Subsidiary has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiary, considered as one enterprise; the activities of the Subsidiary are permitted to subsidiaries of a savings association holding company and of a federally chartered savings bank by the rules, regulations, resolutions and practices of the OTS; all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Bank, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                           (xi) The MHC is a federal mutual holding company and has been duly incorporated and is validly existing as a as a corporation in good standing under the laws of the United States and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus to enter into and perform its obligations under this Agreement. The MHC is a registered savings and loan holding company under HOLA.

                           (xii) Upon consummation of the Reorganization, all of the issued and outstanding capital stock of the Bank when issued and delivered pursuant to the Plan against payment of consideration calculated as set forth in the Plan and set forth in the Prospectus, will be duly authorized and validly issued and fully paid and nonassessable, and all such capital stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                           (xiii) The OTS has duly approved the Holding Company Application and the MHC Application and no action is pending, or to the best of such counsel's knowledge after due inquiry, threatened respecting the Holding Company Application or the MHC Application or the acquisition by the Company of all of the Bank's issued and outstanding capital stock; the Holding Company Application and the MHC Application comply as to form with the applicable requirements of the OTS, include all documents required to be filed as exhibits thereto, and are, to the best of such counsel's knowledge after due inquiry, truthful, accurate and complete; and the Company is duly authorized to become a savings and loan holding company and is duly authorized to own all of the issued and outstanding capital stock of the Bank to be issued pursuant to the Plan.

                           (xiv) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (A) have been duly and validly authorized by all necessary action on the part of each of the Company, the Bank and the MHC, and this Agreement constitutes the legal, valid and binding agreement of each of the Company, the Bank and the MHC, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies); (B) will not result in any violation of the provisions of the charter or by-laws of the Company, the MHC, the Bank or the Subsidiary; and (C) will not conflict with or constitute a breach of, or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance, that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations, business affairs or prospects of the Company, the MHC, the Bank and the Subsidiary considered as one enterprise, upon any property or assets of the Company, the MHC, the Bank or the Subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Bank or the Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Bank or the Subsidiary is subject.

                           (xv) The Prospectus has been duly authorized by the OTS for final use pursuant to the MHC Regulations and no action is pending, or to the best of such counsel's knowledge after due inquiry, is threatened, by the OTS to revoke such authorization.

                           (xvi) The Registration Statement is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or, to the best of such counsel's knowledge after due inquiry, proceedings therefor initiated or threatened by the Commission.

                           (xvii) No further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Securities and the consummation of the Reorganization, except as may be required under the securities or Blue Sky laws of various jurisdictions as to which no opinion need be rendered.

                           (xviii) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the MHC Regulations.

                           (xix) The Common Stock conforms to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

                           (xx)     There are no legal or governmental
                           proceedings pending or threatened against or affecting the Company, the MHC, the Bank or the Subsidiary which are required, individually or in the aggregate, to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company, the MHC, the Bank or the Subsidiary is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                           (xxi) The information in the Prospectus under "Our Policy Regarding Dividends," " Business of Flatbush Federal Savings and Loan Association of Brooklyn - Legal Proceedings," " Federal and State Taxation," " Supervision and Regulation," "The Reorganization and the Stock Offering," "Effects of the Reorganization and Offering on Depositors and Borrowers of Flatbush Federal," " Liquidation Rights," " Tax Effects of the Reorganization," "Restrictions on Acquisitions of Flatbush Federal Bancorp, Inc. and Flatbush Federal" and "Description of Capital Stock of Flatbush Federal Bancorp, Inc.," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is complete and accurate in all material respects.

                           (xxii) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

                           (xxiii) The Plan has been duly authorized by the Board of Directors of the Company, the Board of Directors of the Bank and the Board of Directors of the MHC and, the OTS's approval of the Plan remains in full force and effect; the Bank's charter has been amended, effective upon consummation of the Reorganization and the filing of such amended charter with the OTS, to authorize the issuance of permanent capital stock; the Company, the Bank and the MHC have conducted the Reorganization in all material respects in accordance with applicable requirements of the MHC Regulations, the Plan and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the Reorganization imposed upon the Company, the Bank or the MHC by the OTS and, no order has been issued by the OTS to suspend the Reorganization or the Offerings and no action for such purpose has been instituted or threatened by the OTS; and, to the best of such counsel's knowledge after due inquiry, no person has sought to obtain review of the final action of the OTS in approving the Holding Company Application or the MHC Application.

                           (xxiv) To the best of such counsel's knowledge after due inquiry, the Company, the Bank, the Subsidiary and the MHC have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, the Bank, the Subsidiary and the MHC are in all material respects complying therewith.

                           (xxv)    Neither the Company, the Bank, the
                           Subsidiary nor the MHC is in violation of its certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws (and the Bank will not be in violation of its charter in stock form upon consummation of the Reorganization) or in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank, the Subsidiary or the MHC is a party or by which the Company, the Bank, the Subsidiary or the MHC or any of their property may be bound.

                           (xxvi) The Company is not and, upon completion of the Reorganization and the Offerings and the sale of the Securities and the application of the net proceeds therefrom, will not be required to be registered as an investment company under the Investment Company Act of 1940.

                           (2) The favorable opinion, dated as of Closing Time, of Muldoon Murphy & Faucette LLP, counsel for the Agent, with respect to the matters set forth in Section 5(b)(1)(i),
                  (iv), (v), (vi) (solely as to preemptive rights arising by operation of law), (xii), (xiii), (xiv), (xvi) and (xvii) and such other matters as the Agent may reasonably require.

                           (3) In giving their opinions required by subsections (b)(l) and (b)(2), respectively, of this Section, Luse Gorman Pomerenk & Schick, P.C. and Muldoon Murphy & Faucette LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Luse Gorman Pomerenk & Schick, P.C. and Muldoon Murphy & Faucette LLP may rely as to matters of fact on certificates of officers and directors of the Company, the Bank and the MHC and certificates of public officials, and Muldoon Murphy & Faucette LLP may also rely on the opinion of Luse Gorman Pomerenk & Schick, P.C.

                  (c) At Closing Time referred to in Section 2, the Company, the Bank and the MHC shall have completed in all material respects the conditions precedent to the Reorganization in accordance with the Plan, the applicable MHC Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon the Company, the Bank or the MHC by the OTS, or any other regulatory authority other than those which the OTS permits to be completed after the Reorganization.

                  (d) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Bank, the Subsidiary and the MHC considered as one enterprise, whether or not arising in the ordinary course of business consistent with past practice, and the Agent shall have received a certificate of the Chief Executive Officer, and the President of the Company, the Bank and the MHC and the chief financial or chief accounting fficer of the Company, the Bank and the MHC, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company, the Bank, the Subsidiary or the MHC from the latest date as of which the financial condition of the Company, the Bank, the Subsidiary or the MHC as set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business consistent with past practice, (iii) neither the Company, the Bank nor the MHC shall have received from the OTS any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business affairs, financial condition, results of operations or prospects of the Company, the Bank, the Subsidiary or the MHC (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) the Company, the Bank and the MHC have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (vii) no order suspending the Offerings or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the

OTS or the FDIC and no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan in accordance with the MHC Regulations nor has any person sought to obtain regulatory or judicial review of the action of the OTS in approving the Holdng Company Application.

                  (e) At the Closing Time, the Agent shall have received a certificate of the Chief Executive Officer and President of the Company, the MHC and of the Bank and the Chief Financial Officer of the Company, the MHC and of the Bank, dated as of Closing Time, to the effect that (i) they have reviewed the contents of the Registration Statement and the Prospectus; (ii) based on each of their knowledge, the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; (iii) based on each of their knowledge, the financial statements and other financial information included in the Registration Statement and the Prospectus fairly present the financial condition and results of operations of the Bank and the Subsidiary as of and for the dates and periods covered by the Registration Statement and the Prospectus; (iv) they are responsible for establishing and maintaining internal controls; (v) they have designed such internal controls to ensure that material information relating to the Company, the MHC, the Bank and the Subsidiary is made known to them; (vi) they have evaluated the effectiveness of their internal controls; and (vii) they have disclosed to ____ and the audit committee (A) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's, the MHC's and the Bank's ability to record, process, summarize, and report financial data, and have identified for the Company's, the MHC's and the Bank's auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's, the MHC's and the Bank's internal controls.

                  (f) At the time of the execution of this Agreement, the Agent shall have received from Radics & Co., LLC a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent public accountants with respect to the Company, the Bank, the Subsidiary, and the MHC within the meaning of the Code of Ethics of the AICPA, the Securities Act and the Securities Act Regulations and the MHC Regulations and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act;
(ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and Radics & Co., LLC set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Bank and the Subsidiary included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and the MHC Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under "Selected Financial and Other Data" in the Registration Statement and Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt of the Bank and the Subsidiary or any decrease in consolidated total assets, the allowance for loan losses, total deposits or net worth of the Bank and the Subsidiary, in each case as compared with the amounts shown in the March 31, 2003 balance sheet included in the Registration Statement or, (D) during the period from March 31, 2003 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Bank and the Subsidiary, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the Bank, the Subsidiary and the MHC identified in such letter.

                  (g) At Closing Time, the Agent shall have received from Radics & Co. LLC a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

                  (h) At Closing Time, the Securities shall have been approved for listing on the Nasdaq Market or on the OTC Bulletin Board upon notice of issuance.

                  (i) At Closing Time, the Agent shall have received a letter from R.P. Financial, LC, dated as of the Closing Time, confirming its appraisal.

                  (j) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

                  (k) At Closing Time, the Agent shall have been furnished with such other documents or certificates as the Agent may have reasonably requested, including, without limitation, a certificate relating to compliance by the Company, the Bank and the MHC in consummating the Reorganization with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and certificates of the Chief Executive Officer and the Chief Financial Officer of the Company, the Bank and the MHC in form and substance comparable to certifications to be required under
Section 302 of the Sarbanes-Oxley Act of 2002.

                  (l) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the American Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or New York authorities.

         SECTION 6. INDEMNIFICATION.

                  (a) The Company, the Bank and the MHC, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

                  (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Reorganization or any action taken by the Agent where acting as agent of the Company, the Bank or the MHC or otherwise as described in
         Section 2 hereof.

                  (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement or Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company, the Bank or the MHC, which consent shall not be unreasonably withheld; and

                  (iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim pending or threatened whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the Agent Information . Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank to the extent that such indemnification by the Bank would constitute a covered transaction under Section 23A of the Federal Reserve Act.

                  (b) The Agent agrees to indemnify and hold harmless the Company, the Bank, the MHC and their directors and trustees, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                  (d) The Company, the Bank and the MHC also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the MHC, the Bank, the Company, its security holders or the Bank's, the MHC's or the Company's creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent's bad faith, willful misconduct or gross negligence.

                  (e) In addition to, and without limiting, the provisions of Section (6)(a)(iv) hereof, in the event that any Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the Bank, the MHC, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company, the Bank and the MHC jointly and severally agree to reimburse the Agent for all reasonable and necessary out-of-pocket expenses incurred by it in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent in an amount to be mutually agreed upon.

         SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Bank, the MHC and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Bank or the MHC and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company, the Bank and the MHC are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, the Bank and the MHC on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company, the Bank and the MHC on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company and the MHC, each trustee of the Bank, each officer of the Company and the MHC who signed the Registration Statement, and each person, if any, who controls the Company, the Bank or the MHC within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the Bank and the MHC. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

         SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO

SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company, the Bank or the MHC submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

         SECTION 9. TERMINATION OF AGREEMENT.

                  (a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Bank, the Subsidiary or the MHC or the Company, the Bank, the Subsidiary and the MHC considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, (iii) if trading generally on the Nasdaq Stock Market, the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities, (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Company, the Bank, the Subsidiary or the MHC or the prospective market for the Company's securities as in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities;
(vi) if, in the Agent's good faith opinion, the price for the Securities established by R.P. Financial, LC is not reasonable or equitable under then prevailing market conditions, or (vii) if the Reorganization is not consummated on or prior to March 31, 2004.

                  (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Sections 2 and 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

         SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at 919 Third Avenue, 6th Floor, New York, New York 10022, attention of Catherine Lawton, General Counsel, facsimile number
(212) 466-7711; notices to the Company, the Bank and the MHC shall be directed to any of them at 2146 Nostrand Avenue, Brooklyn, New York 11210, attention of Anthony J. Monteverdi, Chairman of the Board, President and Chief Executive Officer, with a copy to Alan Schick at Luse Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Avenue, Suite 400, Washington, D.C. 20015.

         SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the Bank and the MHC and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the Bank and the MHC and their respective successors and the controlling persons and partners, and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the Bank and the MHC and their respective successors, and said controlling persons and partners and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

         SECTION 12. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for the engagement letter dated May 27, 2003, by and between the Agent and the Company, the Bank and the MHC, relating to the Agent's providing conversion agent services to the Company, the Bank and the MHC in connection with the Reorganization. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

         SECTION 13. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

         SECTION 14. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         SECTION 15. HEADINGS. Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company and the Bank in accordance with its terms.


                                       Very truly yours,

                                       FLATBUSH FEDERAL BANCORP, MHC

                                       By:______________________________________
                                       Title:


                                       FLATBUSH FEDERAL BANCORP, INC.

                                       By:______________________________________
                                       Title:


                                       FLATBUSH FEDERAL SAVINGS AND LOAN
                                       ASSOCIATION OF BROOKLYN

                                       By:______________________________________
                                       Title:


CONFIRMED AND ACCEPTED,
 as of the date first above written:

SANDLER O'NEILL & PARTNERS, L.P.

By:  Sandler O'Neill & Partners Corp.,
         the sole general partner


By:_____________________________________
   [Name]
   Vice President

                                                                       Exhibit A


                         [_____________________________]

                              ______________ SHARES

                         (MAXIMUM OFFERED IN CONVERSION)



                                  COMMON STOCK

                           (PAR VALUE $___ PER SHARE)



                           SELECTED DEALER'S AGREEMENT

                              _______________, 2003


         We have agreed to assist Flatbush Federal Bancorp, Inc. (the "Company") in connection with the offer and sale of shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company, to be issued in connection with the conversion of Flatbush Federal Savings and Loan Association of Brooklyn, a federally chartered savings and loan association (the "Bank"), from mutual to stock form. The Company in connection with its plan to effect such conversion, offered 945,875 Shares for subscription by certain of the Bank's depositors, the Bank's employee stock ownership plan and the Company's and the Bank's directors, officers and employees who are not eligible depositors in a subscription offering, and certain members of the general public in a concurrent direct community offering. The Shares which were not subscribed for pursuant to such subscription and direct community offerings are being offered to the public in a syndicated community offering (the "Syndicated Community Offering") in accordance with the conversion regulations of the Office of Thrift Supervision (the "OTS"). The Shares, the bases on which the number of Shares to be issued may change, and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus (the "Prospectus").

         We are offering to Selected Dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Shares in the Syndicated Community Offering and we will pay you a fee in the amount of _____________ percent (________) of the dollar amount of the Shares sold on behalf of the Company by you. The number of Shares sold by you shall be determined based on the authorized designation of your firm on the order form or forms for such Shares accompanying the funds transmitted for payment therefor (whether in the form of a check payable to the Bank or a withdrawal from an existing account at the Bank) to the special account established by the Company for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Shares sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. The Bank has requested us to invite you to become a "Sponsoring Dealer," that is, a Selected Dealer who solicits offers which result in the sale on behalf of the Bank of at least ___________ Shares. You may become a Sponsoring Dealer (subject to your fulfillment of the requirement in the preceding sentence) by checking the box on the confirmation at the end of this letter. If you become a Sponsoring Dealer, you shall be entitled to an additional fee in the amount of _______ percent (______%) of the dollar amount of the Shares sold on behalf of the Company by you as evidenced in the manner set forth above.

         Each order form for the purchase of Shares must set forth the identity, address and tax identification number of each person ordering Shares regardless of whether the Shares will be registered in street name or in the purchaser's name. Such order form should clearly identify your firm.

         As soon as practicable after all the Shares are sold, we will remit to you, out of our compensation as provided above, the fees to which you are entitled hereunder, including your Sponsoring Dealer fee.

         This offer is made subject to the terms and conditions herein set forth and is made only to Selected Dealers which are (i) members in good standing of the National Association of Securities Dealers, Inc. ("NASD") which agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and Rule 2740 of the NASD's Conduct Rules, or (ii) foreign dealers not eligible for membership in the NASD which agree (A) not to sell any Shares within the United States, its territories or possessions or to persons who are citizens thereof or residents therein and (B) in making other sales to comply with the above-mentioned NASD Interpretation, Rules 2730, 2740 and 2750 of the above-mentioned Conduct Rules as if they were NASD members and Rule 2420 of such Conduct Rules as it applies to non-member brokers or dealers in a foreign country.

         Orders for Shares will be strictly subject to confirmation and we, acting on behalf of the Company, reserve the right in our absolute discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Company, the MHC, the Bank or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Shares. No Selected Dealer is authorized to act as agent for us when soliciting offers to buy the Shares from the public or otherwise. No Selected Dealer shall engage in any transaction prohibited by Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Common Stock during the offering.

         We and each Selected Dealer assisting in selling Shares pursuant hereto agree to comply with the applicable requirements of the Exchange Act and applicable rules and regulations issued by the Board of Governors of the Federal Reserve System and the [_______________________]. In addition, we and each Selected Dealer confirm that the Securities and Exchange Commission (the "Commission") interprets Rule 15c2-8 promulgated under the Exchange Act as requiring that a prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person's order form.

         We and each Selected Dealer further agree to the extent that our customers desire to pay for Shares with funds held by or to be deposited with us, in accordance with the interpretation of the Commission of Rule 15c2-4 promulgated under the Exchange Act either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the syndicated community offering price for the Shares ordered on or before 12:00 noon on the business day following receipt or execution of an order form by us to the Bank for deposit in a segregated account or (b) to solicit indications of interest in which event (i) we will subsequently contact any customers indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute an order form on their behalf, (ii) we will mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (iii) we will debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (i), and (iv) we will forward completed order forms together with such funds to the Bank on or before 12:00 noon on the next business day following the debit date for deposit in a segregated account. We acknowledge that if the procedure in (b) is adopted, our customer's funds are not required to be in their accounts until the debit date. We and each Selected Dealer further acknowledge that, in order to use the foregoing "sweep arrangements," we comply with the net capital requirements for broker/dealers under Rule 15c3-1(a)(1) of the Exchange Act.

         Unless earlier terminated by us, this Agreement shall terminate 45 full business days after the date hereof, but may be extended by us for an additional period or periods not exceeding 30 full business days in the aggregate. We may terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the offering, including the sale of all of the Shares.

         You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of Shares sold on behalf of the Company by you under this Agreement.

         We shall have full authority to take such actions as we may deem advisable in respect to all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

         Upon application to us, we will inform you as to the states in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective "blue sky" laws of such states, but we assume no responsibility or obligation as to your rights to sell Shares in any state.

         Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

         Any notice from us to you shall be deemed to have been duly given if mailed, telephoned or telegraphed to you at the address to which this Agreement is mailed.

         This Agreement shall be construed in accordance with the laws of the State of New York.

         Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Sandler O'Neill & Partners, L.P., 919 Third Avenue, 6th Floor, New York, New York 10022. The enclosed duplicate copy will evidence the agreement between us.


                                       Very truly yours,
                                       SANDLER O'NEILL & PARTNERS, L.P.


                                       By: _____________________________________
                                           Name:
                                           Title:


CONFIRMED AND ACCEPTED
As of the date first above written:

[NAME OF SELECTED DEALER]



By: _______________________________
    Name:
    Title: